EXHIBIT 10.23

FIRST AMENDMENT

TO THE

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN

(as amended and restated as of January 20, 2005)

Pursuant to the power of amendment reserved to the Board of Directors of AK Steel Holding Corporation in Section 11.1 of the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 20, 2005) (the “Plan”), the introductory paragraph of Section 6.1(b) is changed in its entirety to read as follows:

“(b) Options with respect to ten thousand (10,000) Shares shall be granted to each Director who is not employed by the Company on the date of his or her initial election to the Board, and additional Options in a similar amount may be granted at approximately five year intervals thereafter to such Directors during their term on the Board as shall be determined by and in the sole discretion of the Committee, subject to the following terms and conditions:”

IN WITNESS WHEREOF, AK Steel Holding Corporation has caused this First Amendment to the Plan to be executed this 7th day of December, 2006.

AK STEEL HOLDING CORPORATION

By:	/s/ LAWRENCE F. ZIZZO
Title:	Vice President-Human Resources